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                                                                     EXHIBIT 4.1

                               FIRST AMENDMENT TO
                          REGISTRATION RIGHTS AGREEMENT

         This First Amendment to Registration Rights Agreement (this "First Amendment") is entered into as of October 7, 2003, by and between Akorn, Inc., a Louisiana corporation (the "Company"), and The John N. Kapoor Trust dtd 9/20/89 (the "Investor").

                                    RECITALS

         A. The Company and the Investor entered into a Registration Rights Agreement, dated as of July 12, 2001 (the "Original Registration Rights Agreement"), pursuant to which the Company agreed, upon the terms and conditions set forth in the Original Registration Rights Agreement, to provide registration rights for Warrants (as defined in the Original Registration Rights Agreement) and Common Stock (as defined in the Original Registration Rights Agreement) issued to the Investor pursuant to the terms and conditions of the Original Registration Rights Agreement to induce the Investor to loan the Company an aggregate principal amount of $5,000,000.

         B. The Company and AEG Partners LLC, an Illinois limited liability company ("AEG"), entered into a Warrant and Registration Agreement, dated as of June 18, 2003, (as amended, the "Warrant and Registration Agreement"), pursuant to which the Company agreed, upon the terms and conditions set forth in the Warrant and Registration Agreement, to register for sale by AEG the shares of Common Stock (as defined in the recitals to the Warrant and Registration Agreement) received by AEG upon exercise of the Warrants (as defined in the recitals to the Warrant and Registration Agreement).

         C. The Company and the Investor, Arthur S. Przybyl ("Przybyl"), Jerry Trepel ("Trepel"), Abu Alan ("Alan"), John Sabat ("Sabat"), Neil Shanahan ("Shanahan"), Shritin Shah ("Shah"), JRJay Public Investments, LLC ("JRJay"), Pequot Healthcare Fund, L.P. ("Pequot Healthcare"), Pequot Healthcare Institutional Fund, L.P. ("Pequot Institutional"), Pequot Healthcare Offshore Fund, Inc. ("Pequot Offshore"), Pequot Scout Fund, L.P. ("Pequot Scout"), Pequot Navigator Onshore Fund, L.P. ("Pequot Navigator"), Arjun Waney ("Waney"), Jai Waney ("J. Waney"), Arun K. Puri Living Trust ("Puri Trust"), Argent Fund Management Ltd. ("Argent"), Kapwan Investments, LLP ("Kapwan") and Gulu Waney ("G. Waney" and, collectively with the Investor, Przybyl, Trepel, Alan, Sabat, Shanahan, Shah, JRJay, Pequot Healthcare, Pequot Institutional, Pequot Offshore, Pequot Scout, Pequot Navigator, Waney, J. Waney, Puri Trust, Argent and Kapwan, referred to herein as the "Investors") entered into a Preferred Stock and Note Purchase Agreement dated as of September 25, 2003 (the "Purchase Agreement"), pursuant to which the Company agreed to redeem from the Investors the Senior Debt Note (as defined in the recitals to the Purchase Agreement) in exchange for
(a) an aggregate of 257, 172 shares of the Company's Series A 6% Participating Convertible Preferred Stock, par value $1.00 per share (the "Preferred Stock") having the terms set forth in the Articles of Amendment to Articles of Incorporation of the Company attached to the Purchase Agreement as Exhibit A,
(b) the Purchased Notes (as defined in the Purchase Agreement), (c) the Preferred Stock Warrants (as defined in the recitals to the Purchase Agreement) and (d) $6,000,000 in cash.

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         D.       The Company and the Investor have agreed to amend the Original
Registration Rights Agreement to permit the Company to include, pursuant to the terms and conditions of the Original Registration Rights Agreement, as amended, in any Demand Registration (as defined in the Original Registration Rights Agreement) those securities which are not Registrable Securities (as defined in the Original Registration Rights Agreement) issued to (i) AEG pursuant to the Warrant and Registration Agreement and (ii) the Investors pursuant to the Purchase Agreement.

                                    AGREEMENT

         ACCORDINGLY, in consideration of the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

         1. Definitions. Capitalized terms not otherwise defined in this First Amendment shall have the meanings ascribed thereto in the Original Registration Rights Agreement.

         2. Amendment of Section 1(d). Section 1(d) of the Original Registration Rights Agreement is hereby amended by deleting said Section 1(d) in its entirety and substituting in lieu thereof, the following Section 1(d):

                  (d) Priority on Demand Registration. Except for piggyback rights granted pursuant to the Warrant Purchase and Registration Agreement dated as of June 18, 2003 by and between the Company and AEG Partners LLC, an Illinois limited liability company (as amended, the "Warrant Purchase and Registration Agreement"), and the Registration Rights Agreement dated as of October 7, 2003, between the Company and the Investor, Arthur S. Przybyl, Jerry Trepel, Abu Alan, John Sabat, Neil Shanahan, Shritin Shah, JRJay Public Investments, LLC, Pequot Healthcare Fund, L.P., Pequot Healthcare Institutional Fund, L.P., Pequot Healthcare Offshore Fund, Inc., Pequot Scout Fund, L.P., Pequot Navigator Onshore Fund, L.P., Arjun Waney, Jai Waney, Arun K. Puri Living Trust, Argent Fund Management Ltd., Kapwan Investments, LLP and Gulu Waney (the "Investors' Agreement"), the Company will not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities included in such registration, which consent will not be unreasonably withheld. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that in their opinion the number of Registrable Securities, securities requested to be included in such registration pursuant to the Warrant Purchase and Registration Agreement or the Investors' Agreement and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities, securities requested to be included in such registration pursuant to the Warrant Purchase and Registration Agreement or the Investors' Agreement and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration, prior to the inclusion of any securities which are not Registrable Securities, the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold without adversely

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         affecting the marketability of the offering, pro rata among the respective holders of the Registrable Securities that each holder of Registrable Securities has requested to be included in such registration. Any persons other than holders of Registrable Securities who participates in Demand Registrations which are not at the Company's expense must pay their share of the Registration Expenses as provided in paragraph 5 hereof.

         3.       Miscellaneous.

                  (a) No Amendment of Other Terms, Conditions and Provisions of the Original Registration Rights Agreement. Except as expressly amended hereby, all of the terms, conditions and provisions of the Original Registration Rights Agreement shall remain unamended and in full force and effect in accordance with its terms, and the Original Registration Rights Agreement, as amended hereby, is hereby ratified and confirmed. The amendments provided herein shall be limited precisely as drafted and shall not constitute an amendment of any other term, condition or provision of the Original Registration Rights Agreement.

                  (b) Entire Agreement. The Original Registration Rights Agreement, as amended by this First Amendment, constitutes the entire agreement and understanding between the parties relating to the subject matter hereof.

                  (c) No Inconsistent Amendments. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights guaranteed to the holders of Registrable Securities in this First Amendment.

                  (d) Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this First Amendment and that any party hereto shall have the right to injunctive relief, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this First Amendment.

                  (e) Amendments and Waivers. Except as otherwise provided herein, the provisions of this First Amendment may be amended or waived only upon the prior written consent of the Company and the holders of sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities.

                  (f) Successors and Assigns; Permitted Transfers. This First Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, however, it is understood and agreed that the Investor may assign its rights hereunder only to Permitted Transferees (as defined below). Notwithstanding the provisions of this First Amendment to the contrary, it is understood and agreed that any holder of Registrable Securities may at any time and from time to time without restriction transfer or recertificate all or a part of such holder's Registrable Securities (i) to a nominee identified in writing to the Company as being the nominee of or for such holder, and any nominee of or for a beneficial owner of Registrable Securities identified in writing to the Company as being the nominee of or for such beneficial owner may from time to time transfer or

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recertificate all or a part of the Registrable Securities registered in the name of such nominee but held as nominee on behalf of such beneficial owner, to such beneficial owner, (ii) to an affiliate of such holder, (iii) to an estate planning trust or other vehicle established by or for the benefit of such holder, or (iv) to the immediate family of Dr. John N. Kapoor. The transfers or recertifications described in this Section are sometimes referred to herein collectively as "Permitted Transfers" and the recipient of Registrable
Securities in a permitted Transfer is sometimes referred to herein as a "Permitted Transferee".

                  (g) Severability. Whenever possible, each provision of this First Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this First Amendment is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this First Amendment.

                  (h) Counterparts. This First Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same First Amendment. One or more counterparts of this First Amendment may be delivered by facsimile, with the intention that delivery by such means shall have the same effect as delivery of an original counterpart thereof.

                  (i) Descriptive Headings. The descriptive headings of this First Amendment are inserted for convenience only and do not constitute a part of this First Amendment.

                  (j) Governing Law. All issues concerning this First Amendment shall be governed by and construed in accordance with the laws of the State of Illinois without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

                            [Signature Page Follows]

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         IN WITNESS WHEREOF, the parties hereto have executed this First
Amendment to Registration Rights Agreement as of the day and year first above written.

                                    AKORN, INC.

                                    By    /s/ Bernard J. Pothast
                                          -------------------------------------
                                    Name  Bernard J. Pothast
                                    Title Senior Vice President, Chief Financial
                                          Officer, Secretary and Treasurer

                                    THE JOHN N. KAPOOR TRUST DATED
                                    SEPTEMBER 20, 1989

                                    By     /s/ John. N. Kapoor
                                           ------------------------------------
                                    Name   John N. Kapoor
                                    Title: Trustee

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